                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated August 20, 1999, relating to the financial statements of McAfee.com Corporation, a wholly owned subsidiary of Networks Associates, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

PricewaterhouseCoopers LLP

San Jose, California
September 23, 1999